Exhibit 4.1
     Execution Version
AMENDMENT NO. 11
     This Amendment No. 11 (“Agreement”) dated as of April 8, 2010 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank, N.A. (f/k/a Union Bank of California, N.A.) as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, Amendment No. 5 and Agreement dated as of January 31, 2008, Master Assignment, Agreement and Amendment No. 6 dated as of June 2, 2008, Amendment No. 7 dated as of December 12, 2008, Amendment No. 8 and Consent dated as of March 24, 2009, Amendment No. 9 dated as of June 15, 2009 and Amendment No. 10 dated as of August 25, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     B. The Borrowers, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, (i) redetermine the amount of the Borrowing Base and (ii) amend the Credit Agreement as provided herein.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.
BORROWING BASE
     Section 2.01 Redetermination of Borrowing Base. Subject to the terms of this Agreement, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $950,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.
ARTICLE III.
AMENDMENT
     Section 3.01 Section 1.01 is hereby amended as follows:
          (a) The following new defined term “2010 Bond Issuance” is added in alphabetical order:
     “2010 Bond Issuance” means the issuance by the Parent of up to $400,000,000 of Debt, which Debt (a) shall have (i) a non-default interest rate that is no higher than 13% per annum (plus a default rate not to exceed 3%), (ii) a scheduled maturity date that is no earlier than March 2, 2015, (iii) covenants and restrictions that are no more restrictive in any material respect than those set forth in this Agreement, the other Loan Documents and the documents evidencing the Bond Issuances which closed in 2006 and 2007 and the 2009 Bond Issuance, (iv) no restriction on the ability of the Parent or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Loan Documents, (v) no Lien securing such Debt, (vi) no restriction on the ability of the Parent or any of its Subsidiaries to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (vii) a bullet repayment and not provide for scheduled amortization or mandatory prepayments (other than amortization resulting from any mandatory prepayments required in respect of such Debt in connection with the occurrence of an event of default under such Debt, a change in control of the issuer, including a disposition of all or substantially all of the assets of the Parent and its Subsidiaries, a liquidation or dissolution of Parent, or any event constituting a Change in Control (as defined herein) or an asset sale by the issuer or a Subsidiary thereof), (b) shall be issued in its entirety on or before December 31, 2010, (c) shall not otherwise cause the occurrence of a Default or Event of Default after giving effect to the issuance of such Debt, (d) shall not require any payments of cash upon any conversion of such Debt (if such Debt is convertible), and (e) may be guaranteed by the Subsidiaries of the Parent, provided that no Lien secures such guarantees and such Subsidiaries are Obligors.
          (b) The defined term “Debt Issuances” is deleted in its entirety and replaced with the following:
     “Debt Issuances” means the Bond Issuances which closed in 2006 and 2007, the 2009 Bond Issuance and the 2010 Bond Issuance.
          (c) The defined term “Proven Reserves” is deleted in its entirety and replaced with the following:
     “Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under economic and operating conditions specified in the latest Engineering Report to the Administrative Agent.
     Section 3.02 Subsections 2.02(b)(i) and 2.02(b)(ii) are hereby deleted in their entirety and replaced with the following:
     (i) The Borrower Representative shall deliver to the Administrative Agent and each of the Lenders on or before each January 31st an Independent Engineering Report dated effective as of the immediately preceding December 31st, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 30 days after the Administrative Agent and the Lenders’ receipt of such Independent Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base. The Administrative Agent and the Lenders shall promptly, and in any event within 15 days after the Lenders’ receipt of the Administrative Agent’s recommendation, redetermine the Borrowing Base in accordance with Section 2.02(d), and the Administrative Agent shall promptly notify the Borrower Representative in writing of the amount of the Borrowing Base as so redetermined.
     (ii) The Borrower Representative shall deliver to the Administrative Agent and each Lender on or before each July 31st an Internal Engineering Report dated effective as of the immediately preceding July 1st, and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 30 days after the Administrative Agent and the Lenders’ receipt of such Internal Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base. The Administrative Agent and the Lenders shall promptly, and in any event within 15 days after the Lenders’ receipt of the Administrative Agent’s recommendation, redetermine the Borrowing Base in accordance with Section 2.02(d), and the Administrative Agent shall promptly notify the Borrower Representative in writing of the amount of the Borrowing Base as so redetermined.
     Section 3.03 The first and second sentence of Subsection 2.02(c) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:
     In addition to the Borrowing Base redeterminations provided for in Section 2.02(b) and 2.02(e), (i) the Administrative Agent and the Lenders in their sole discretion may, or at the request of the Borrower Representative shall, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)), make one additional redetermination of the Borrowing Base during any period between scheduled redeterminations; (ii) the Lenders may request an additional redetermination in connection with any sale or proposed sale or disposition of Oil and Gas Properties of any Obligor or any Subsidiary of an Obligor having a market value which, when taken together with the market value of all other sales or other dispositions of Oil and Gas Properties of any Obligor or any Subsidiary of an Obligor occurring since the date of the most recent redetermination, equals or exceeds 5% of the Borrowing Base then in effect; provided that, such request shall not constitute nor be construed as a consent to any sale or proposed sale that would not be permitted under the terms of this Agreement; (iii) the Lenders may request an additional redetermination if the net aggregate amount of gas imbalances with respect to the Oil and Gas Properties of the

Parent and its Subsidiaries exceeds $50,000,000 at any time; provided that, such request shall not constitute nor be construed as a consent to or a waiver of any Default or Event of Default occurring as a result of any such gas imbalance; and (iv) the Lenders may request an additional redetermination at any time any Hedge Contract is novated, assigned, terminated or unwound prior to the end of its original, nominal term if, as of the effective date of such novation, assignment, termination or unwind, the subject Hedge Contract has more than six months remaining in its original, nominal term. The party requesting the redetermination under the foregoing clauses (i), (ii), (iii) or (iv) shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed.
     Section 3.04 Section 5.06 of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (n), (2) changing clause (o) to clause (p), and (3) inserting the following new clause (o) in appropriate order:
     (o) Notice Regarding Early Termination of Hedge Contracts. As soon as possible and in any event within three (3) Business Days after any Borrower or any Subsidiary of a Borrower learns of the occurrence of any novation, assignment, early termination or other unwind of any Hedge Contract of any Obligor prior to the end of its original, nominal term, a statement of a Responsible Officer of the Borrower Representative describing such novation, assignment, early termination or unwind; provided, however, that such notice requirement shall only apply in respect of a Hedge Contract that has more than six months remaining in its original nominal term as of the effective date of any such novation, assignment, early termination or other unwind; and
     Section 3.05 Section 6.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (m), by replacing the “.” at the end of clause (n) with “; and”, and by adding the following new clause (o) to the end thereof:
     (o) Debt arising pursuant to the 2010 Bond Issuance and any refinancing thereof; provided that,(i) the aggregate outstanding principal amount of the 2010 Bond Issuance may not exceed $400,000,000, and (ii) the Borrowing Base then in effect on the date of the closing of the 2010 Bond Issuance shall automatically reduce by an amount equal to 25% of the aggregate principal amount of such issuance (such reduction shall be effective on the date of the closing of the 2010 Bond Issuance and such reduced Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise redetermined pursuant to Section 2.02).
     Section 3.06 Section 6.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Section 6.17 Maximum Debt Ratio. The Parent shall not permit the ratio, as of the last day of each fiscal quarter of the Parent, of (a) the consolidated Debt of the Parent as of such fiscal quarter end to (b) consolidated EBITDA of the Parent for the four-fiscal quarter period then ended, to be greater than 3.50 to 1.00.
     Section 3.07 Section 7.01 of the Credit Agreement is hereby amended by deleting clause (c)(i) in its entirety and replacing it with the following:
     (i) perform or observe any covenant contained in Section 5.02(a), Section 5.06(f) or (o), Section 5.11, Section 5.13, or Article VI of this Agreement or

     Section 3.08 The Credit Agreement is hereby further amended by deleting Exhibit B attached thereto and replacing it with the Exhibit B attached hereto.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 4.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE V.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
     Section 5.01 Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, and the Lenders.
     Section 5.02 No Default. No Default shall have occurred and be continuing.
     Section 5.03 Representations. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
     Section 5.04 Payment of Fees. The Borrowers shall have paid (a) to the Administrative Agent a borrowing base increase fee in the amount of $1,451,569 to be allocated by the Administrative Agent to certain of the Lenders as determined by the Administrative Agent and the Borrowers, and (b) all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement. The borrowing base increase fee provided for in clause (a) of this Section 5.04 shall be in lieu of, and not as an addition to, the borrowing base fee provided for Section 2.08(d) of the Credit Agreement.
ARTICLE VI.
MISCELLANEOUS
     Section 6.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

     Section 6.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 6.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 6.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 6.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 6.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MARINER ENERGY RESOURCES, INC.
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MARINER LP LLC, a Delaware limited liability company By: Mariner Energy, Inc., its sole member
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MC BELTWAY 8 LLC, a Delaware limited liability company By: Mariner Energy, Inc. as its manager
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MARINER GULF OF MEXICO LLC, a Delaware limited liability company By: Mariner Energy, Inc., its sole member
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

EDGE PETROLEUM EXPLORATION COMPANY
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

EDGE PETROLEUM OPERATING COMPANY, INC.
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

EDGE PETROLEUM PRODUCTION COMPANY
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MILLER EXPLORATION COMPANY
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

MILLER OIL CORPORATION
By:	/s/ Scott D. Josey
Scott D. Josey,
Chief Executive Officer and President

UNION BANK, N.A. (f/k/a Union Bank of California, N.A.), as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner
By:	/s/ Damien Meiburger
	Name:	Damien Meiburger
	Title:	Senior Vice President

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent
By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President

By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Director

COMPASS BANK, as a Lender and as a Co-Documentation Agent
By:	/s/ Spencer Stasney
	Name:	Spencer Stasney
	Title:	Vice President

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent
By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Vice President

Credit Agricole Corporate and Investment Bank (f.k.a. CALYON NEW YORK BRANCH), as a Lender
By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

CITIBANK, N.A., as a Lender
By:	/s/ John F. Miller
	Name:	John F. Miller
	Title:	Attorney-In-Fact

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ David G. Mills
	Name:	David G. Mills
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Shannan Townsend
	Name:	Shannan Townsend
	Title:	Managing Director

NATIXIS, as a Lender
By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Managing Director

By:	/s/ Louis P. Laville, III
Louis P. Laville, III
Managing Director

BANK OF SCOTLAND plc, as a Lender
By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

CAPITAL ONE, N.A., as a Lender
By:	/s/ Paul D. Hein
	Name:	Paul D. Hein
	Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kenneth R. Batson, III
Kenneth R. Batson, III
Vice President

THE ROYAL BANK OF SCOTLAND plc, as a Lender
By:	/s/ Phillip Ballard
	Name:	Phillip Ballard
	Title:	Managing Director

BANK OF AMERICA, as a Lender
By:	/s/ Christen A. Lacey
	Name:	Christen A. Lacey
	Title:	Senior Vice President

REGIONS BANK, as a Lender
By:	/s/ Kelly L. Elmore III
	Name:	Kelly L. Elmore III
	Title:	Senior Vice President

BARCLAYS BANK plc, as a Lender
By:	/s/ Sam Yoo
	Name:	Sam Yoo
	Title:	Assistant Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Lynne-Marie Paquette
	Name:	Lynne-Marie Paquette
	Title:	Associate

EXHIBIT B
TO AMENDED AND RESTATED CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
FOR THE PERIOD FROM                      , 200__ TO                      , 200__
     This certificate dated as of                                         ,                      is prepare d pursuant to the Amended and Restated Credit Agreement dated as of March 2, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among MARINER ENERGY, INC., a Delaware corporation (the “Parent”), MARINER ENERGY RESOURCES, Inc., a Delaware corporation (“MER” and together with the Parent, collectively, the “Borrowers” and individually, a “Borrower”), the lenders party thereto from time to time (the “Lenders”), and UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.
     Each of the undersigned hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrowers in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date, except with respect to those representations and warranties that speak as of a certain date, which representations and warranties were true and correct as of such date, and (c) that (1) as of the date hereof with respect to Section I below, and (2) as of the last day of the previous fiscal quarter for Sections II and III below, the following statements, amounts, and calculations were true and correct:

I.	Current Ratio—Section 6.16.

	(a) Current Assets[1]	$

	(b) Current Liabilities[2]	$

Current Ratio = (a) to (b)

	Minimum Current Ratio:	1.00 to 1.00

	Current Ratio as of :	___ to ___

	COMPLIANCE?	YES NO

[1]	As provided in Section 6.16 of the Credit Agreement, for purposes of this calculation, “current assets” shall include, as of the date of calculation, “current assets” shall include, as of the date of calculation, the Unused Tranche A Commitment Amount and shall exclude, as of the date of calculation, (A) the current portion of deferred tax assets, (B) any assets representing a valuation account arising from the application of SFAS 133 and 143, and (C) any cash deposited with or at the request of a counterparty to any Hedge Contract.

[2]	As provided in Section 6.16 of the Credit Agreement, for purposes of this calculation, “current liabilities” shall exclude, as of the date of calculation, (A) the current portion of Debt existing under the Credit Agreement, (B) any liabilities representing a valuation account arising from the application of SFAS 133 and 143, and (C) the current portion of deferred tax obligations.
Exhibit B — Form of Compliance Certificate

III.	Maximum Debt Ratio—Section 6.17.

	(a) Consolidated Debt of Parent	$

	(b) Consolidated EBITDA[3] of Parent	$

Debt Ratio = (a) to (b)

	Maximum Debt Ratio:	3.50 to 1.00

	Debt Ratio as of	___ to ___

	COMPLIANCE?	YES NO
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[3]	Calculated for the four-fiscal quarter period then ended.
Exhibit B — Form of Compliance Certificate

     IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                                         , 20___.

MARINER ENERGY, INC., a Delaware corporation
By:
Name:
Title:

MARINER ENERGY RESOURCES, INC., a Delaware corporation
By:
Name:
Title:

Exhibit B — Form of Compliance Certificate